                                                                   Exhibit 11

                              CRYSTAL OIL COMPANY

                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
               (In Thousands Except Share and Per Share Amounts)
                                  (Unaudited)


                                                 Three Months Ended
                                                       March 31
                                              --------------------------
                                                1995              1994
                                              ---------       ----------

Primary: (Including dilutive
          Common Stock
          equivalents)
  Income (loss) from operation             $       528      $    (1,102)
  Adjustments to income (loss)
    (net of income tax):
    Non-interest bearing
      convertible notes
      amortization of discount                       -                -
                                           -----------      ------------
  Adjusted net income (loss)               $       528      $    (1,102)
                                           -----------      ------------
                                           -----------      ------------

  Weighted average of common
    and common equivalent
    shares:
      Outstanding                            2,609,792        2,529,614
      Assuming conversion or exercise of:
        Stock options, net of
          treasury shares                       33,181                -
        Senior preferred stock
          through the exercise
          of warrants                                -                -
        Remaining senior
          preferred stock                       33,274                -
                                            ----------      -----------
                                             2,676,247        2,529,614
                                            ----------      -----------
                                            ----------      -----------

  Per share amount:
      Net income (loss)                     $      .20      $      (.44)
                                            ----------      -----------
                                            ----------      -----------


                                                                    Exhibit 11
                                                                    (continued)

                              CRYSTAL OIL COMPANY

                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
               (In Thousands Except Share and Per Share Amounts)
                                  (Unaudited)


                                               Three Months Ended
                                                     March 31
                                           ----------------------------
                                               1995             1994
                                           -----------     ------------
Fully-diluted:
  Income (loss) from operations            $       528      $    (1,102)
  Adjustments to income (loss)
    (net of income tax):
    Non-interest bearing
      convertible notes
      amortization of discount                       -                -
                                           -----------      ------------
  Adjusted net income (loss)               $       528      $    (1,102)
                                           -----------      ------------
                                           -----------      ------------
  Weighted average of
    common shares:
    Outstanding                              2,609,792        2,529,614
    Assuming conversion or exercise of:
      Stock options, net of
        treasury shares                         35,642                -
      Senior preferred stock
        through the exercise
        of warrants                                  -                -
      Remaining senior
        preferred stock                         33,274                -
                                           -----------      ------------
                                             2,678,708        2,529,614
                                           -----------      ------------
                                           -----------      ------------
  Per share amount:
      Net income (loss)                    $       .20      $      (.44)
                                           -----------      ------------
                                           -----------      ------------

NOTE:  See Note 5 of Notes to Consolidated Condensed Financial Statements.

                                          -19-